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                                                                    EXHIBIT 10.9

                             DATED: 12TH MARCH 1999

                              ERACHANGE LIMITED (1)
                                     - and -
                          PIVOTAL SOFTWARE LIMITED (2)

                                      LEASE

                                   relating to

                              6TH FLOOR SOUTH WING
                                 HAMILTON HOUSE
                          111 MARLOWES HEMEL HEMPSTEAD

                                   Klimt & Co
                                49 Welbeck Street
                                 London W1M 7HE

                               TEL: 0171-486 4432
                                FAX: 0171-4862127

                           Ref: GDP.GR.Erachange.7161


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THIS LEASE is made the 12th day of March 1999
BETWEEN:-

(1) ERACHANGE LIMITED company registration number 3501740 whose registered office is situate at 15 GROSVENOR GARDENS LONDON SW1W OBD ("the Landlord")

(2) PIVOTAL SOFTWARE LIMITED company registration number 339429 whose registered office is situate at 165 QUEEN VICTORIA STREET LONDON EC4Y 4DD ("the Tenant")

1.    DEFINITIONS

      IN THIS LEASE unless the context otherwise requires:-

      "THE BUILDING"               :  the building known as HAMILTON HOUSE,
                                      111 MARLOWES HEMEL HEMPSTEAD,
                                      HERTFORDSHIRE shown for the purpose of
                                      identification only shown edged red on
                                      plan No. 1 annexed hereto

      "THE DEMISED PREMISES"       :  the parts of the Building described in the
                                      First Schedule and briefly known as 6TH
                                      FLOOR SOUTH WING, HAMILTON HOUSE 111
                                      MARLOWES HEMEL HEMPSTEAD HERTFORDSHIRE

      "THE TERM"                   :  Five years from the 12th day of March
                                      1999 and the Term shall for all purposes be computed as commencing on the date of commencement of the Term and ending on its expiration or earlier determination

      "BASIC RENT"                 :  L28,080.00 per annum (exclusive of Value
                                      Added Tax)

      "THE FIRST RENT DATE"        :  the 12th March, 1999

      "THE AUTHORISED USE"         :  Offices

      1.2     "BASIC RENT" means the rent first reserved by Clause 2

      1.3     "INSURANCE RENT" means the rent secondly reserved by Clause 2


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      1.4     "THE LANDLORD" includes the person for the time being entitled to the reversion immediately expectant on the Term

      1.5 "THE TENANT" includes the Tenant's successors in title including where appropriate personal representatives

      1.6 "COMMON PARTS" includes private roads footpaths forecourts and yards appurtenant to the Building and entrances hallways passages staircases lifts kitchens toilets and other parts of the Building used in common with the Landlord its tenants licensees workmen and all other duly authorised persons PROVIDED THAT there shall be at all times during the Term be full and sufficient common parts to enable the Tenant to carry on its normal business at the Demised Premises

      1.7 "SERVICE MEDIA" includes ducts flues gutters pipes drains sewers cables conduits wires meters traps valves and other media plant equipment or apparatus for conducting controlling or measuring water soil gas electricity telephone telex and other electrical impulses air smoke and fumes or for entry phones fire customs heating and hot water air conditioning and other things of a like nature

      1.8 "OUTGOINGS" means all existing and future rates (including water rates) taxes duties assessments charges and outgoings whatsoever (whether imposed by statute or otherwise whether of a national or local character whether in the nature of capital or revenue whether of a recurring or non-recurring nature and whether of an existing or novel character) charged or imposed upon the Demised Premises or on the owner or occupier or lessor or lessee thereof (but excluding any tax (other than Value Added Tax) payable by the Landlord in respect of Basic Rent or any tax payable by the Landlord directly arising out of the grant of this lease and any dealing by the Landlord with its reversionary interest in the Demised Premises not being a dealing

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              deemed to take place as a result of any act by or on behalf of a lessee or any underlessee)

      1.9 "INSURED RISKS" means loss or damage by fire lightning explosion storm tempest aircraft articles dropped therefrom in peacetime flood civil commotion riot malicious persons (including terrorism) burst and overflow water pipes tanks or other apparatus and impact by road vehicles and such other risks as the Landlord may think fit (and in addition to the foregoing such other risks as the Tenant may reasonably request the Landlord to insure PROVIDED THAT if the Landlord shall be unable to effect insurance against any such risk having made reasonable endeavours to do so either at all or only on terms which the Landlord acting reasonably considers unsatisfactory and/or if any such insurance shall be subject to exclusions or limitations then such uninsured risk and/or such exclusions or limitations shall be excluded from the Insured Risks and the Landlord shall inform the Tenant accordingly) and three years loss of rent

      1.10 "SPECIFIED RATE" means four per cent per annum above the base rate for the time being of National Westminster Bank PLC or such other member of the Committee of London and Scottish Clearing Bankers as the Landlord may from time to time stipulate for this purpose ("the nominated bank") provided that if such base rate shall cease to exist or otherwise be unascertainable there shall be substituted for such base rate such rate of interest as the nominated bank shall state in writing to be the current rate of interest charged by such bank in respect of short term loans of money at minimum risk

      1.11 "JOINT AND SEVERAL LIABILITY" Covenants made by or binding on any party that for the time being comprises two or more persons shall be binding on those persons jointly and severally


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      1.12    "INTERPRETATIONS" The neuter includes the masculine and the feminine the singular includes the plural person includes corporation and vice versa respectively month means calendar month and each covenant by the Tenant not to do any act or thing shall be deemed to include a covenant not knowingly to permit or suffer that act or thing to be done

      1.13 "STATUTES" References to any Act of Parliament includes any Act replaced by it and any Act replacing or amending it or of a similar nature or effect and in each case includes any order regulation instrument direction scheme plan or permission made under or deriving validity from any such Act

      1.14 "HEADINGS" The headings shall not affect the interpretation of this Lease

2.    DEMISE

      THE LANDLORD HEREBY DEMISES to the Tenant the Demised Premises TOGETHER WITH the rights set out in the Second Schedule but EXCEPT AND RESERVING the rights and stipulations set out in the Third Schedule TO HOLD unto the Tenant for the Term the Tenant PAYING THEREFOR the following rents (together with Value Added Tax if applicable):-

      2.1     BASIC RENT

              first the Basic Rent for the period commencing on the First Rent Date and ending on the expiry of the Term which shall in all cases be paid by equal quarterly payments in advance on the usual quarter days in every year without any deduction or set off whether legal or equitable or otherwise

      2.2     INSURANCE RENT

              secondly the Insurance Rent which shall be the aggregate of:-
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              2.2.1   the reasonable and proper cost to the Landlord of
                      effecting and maintaining insurance of the Demised Premises pursuant to the covenant in that behalf herein contained and

              2.2.2 the reasonable and proper cost to the Landlord of insuring against loss of rent from the Demised Premises for the period of not less than three years pursuant to the said covenant

      2.3     SERVICE CHARGE

              thirdly the Service Charge to be calculated and paid in accordance with the provisions of Part II of the Fourth Schedule

      2.4     VALUE ADDED TAX

              fourthly any Value Added Tax which is properly payable on any rent or other sum payable by the Tenant under this Lease

3.    TENANT'S COVENANTS

      The Tenant HEREBY COVENANTS with the Landlord as follows:-

      3.1     TO PAY RENT AND INTEREST

              To pay the rents hereby reserved on the days and in the manner aforesaid and if so required by the Landlord to make such payments by direct debit banker's order or credit transfer to any account with any bank as the Landlord may from time to time nominate in the UK

      3.2     INTEREST ON LATE PAYMENTS

              If the Tenant shall fail to pay any of the rents Value Added Tax or other payment that is payable to the Landlord under this Lease within fourteen days of the date the same falls due (whether or not demanded solely in the case of rent) or if acceptance of any such sum shall be refused by the Landlord in order not to waive any right of

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              forfeiture of this Lease arising by virtue of the breach of any of the Tenant's covenants herein contained such sum shall be payable together with interest thereon (as well after as before any judgment) at the Specified Rate on a day to day basis from the day such sum falls due until actual payment or acceptance (as the case may be) and every such sum with interest as aforesaid shall be recoverable as rent in arrear provided that this sub-clause shall take effect without prejudice to the obligation on the part of the Tenant to pay the said sums on their due dates and without prejudice to any right of re-entry or other right arising out of or exercisable due to such default by the Tenant

      3.3     TO PAY OUTGOINGS

              3.3.1 To pay and discharge and to indemnify the Landlord against all Outgoings relating to the Demised Premises

              3.3.2 At all times during the Term to pay and indemnify the Landlord against a due proportion (to be determined by the Landlord acting reasonably) of any Outgoings relating both to the Demised Premises and other premises so far as such Outgoings do not form part of the Service Charge

      3.4     TO PAY FOR ENERGY

              To pay the suppliers for all gas water and electricity consumed and all telephone telex and similar services used on the Demised Premises during the Term

      3.5     TO REPAIR

              3.5.1 Subject to the provisions of clause 5.7 hereof to keep the Demised Premises in good and substantial repair and condition and clean and tidy

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                      throughout the Term and to rebuild renew and replace
                      whenever necessary in accordance with best modern practice the whole or any part of the Demised Premises if the same is or becomes beyond repair

              3.5.2 (Without limiting the foregoing) to clean the inside of the glass in the windows of the Demised Premises and the outside and inside of the glass in any secondary glazing in the windows of the Demised Premises not less than once every month

      3.6     TO REDECORATE

              (Without limiting subclause 3.5) in the last six months of the Term to wash prepare and prime (as appropriate) and then paint paper and otherwise treat with an appropriate paint paper coating or treatment in a good and workmanlike manner to the reasonable satisfaction of the Landlord all internal parts of the Demised Premises previously or usually painted papered or treated or which require painting papering or other treatment for their proper maintenance preservation or appearance (such painting papering or other treatment to be carried out in colours patterns and materials where they differ from those used at the date hereof to be first approved in writing by the Landlord such approval not to be unreasonably withheld or delayed)

      3.7     TO PERMIT INSPECTION

              To permit the Landlord at all reasonable times on reasonable prior written notice (or at any time without notice in cases of emergency) to enter the Demised Premises and to inspect the state and condition thereof such right not to be exercised more than once every six months

      3.8     TO REPAIR ON NOTICE

              3.8.1 (Without limiting the provisions of sub-clauses 3.5 and 3.6) If the Landlord shall at any time during the Term serve on the Tenant a written

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                      notice specifying any works necessary to comply with the
                      Tenant's obligations under this Lease and requiring the Tenant to carry out such works then the Tenant shall carry out such works within a reasonable time

              3.8.2 If the Tenant shall not within a reasonable time after service of any such notice commence and diligently proceed with the works mentioned in such notice and complete the same to the reasonable satisfaction of the Landlord then (but without prejudice to any other right or remedy of the Landlord) the Landlord may enter the Demised Premises and execute or complete such works and the cost thereof (including but not by way of limitation all proper and reasonable legal costs surveyors' and architects' and other professional fees insurance costs and other expenses relating to the exercise of these rights) shall be paid by the Tenant to the Landlord within 7 days of presentation of a set of valid VAT invoices and shall be recoverable as a debt or (at the option of the Landlord) as rent in arrear

      3.9     MACHINERY

              Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to install any plant or machinery in or upon the Demised Premises other than such as shall be appropriate to the Authorised Use

      3.10    OVERLOADING

              Not to suspend any excessive weight from the roof trusses nor overload any part of the floors walls or ceilings of or in the Demised Premises or any part thereof

      3.11    VIBRATION

              Not to cause any vibration to the Demised Premises or any adjoining or nearby premises by plant or machinery or otherwise


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      3.12    EFFLUENT

              Not knowingly to discharge into the Service Media any effluent or other matter which may be corrosive or harmful to the Service Media or which may cause any obstruction or deposit therein or may be of a poisonous or noxious nature or may pollute any water supply

      3.13    ALTERATIONS

              3.13.1 Save as mentioned in sub-subclause 3.13.2 and as authorised by Licence for Alterations of even date to this Lease not to:-

                      3.13.1.1 enlarge or increase the floor area of the Demised Premises or any building comprised therein

                      3.13.1.2 erect any new structure upon or any other addition to the Demised Premises or make any external projection from the Demised Premises

                      3.13.1.3 alter remove cut into build upon or add to any part of the Demised Premises

                      3.13.1.4 change the external appearance of the Demised Premises or materially change the layout or internal appearance of the Demised Premises

                      3.13.1.5 obscure or close up any windows or rooflights; of the Demised Premises

              3.13.2 Not to install alter or remove internal non-structural partitioning without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)


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      3.14    SIGNS

              3.14.1 Not to affix to or exhibit upon any part of the exterior of the Demised Premises (or upon the interior so as to be visible from the exterior) any flag poster lettering inscription pole signboard hanging sign or other advertisement

              3.14.2 The Tenant may affix one sign showing its name and business on the notice board in each of the main entrance hall of the Building and on the notice board in the sixth floor lobby in each case to be a design that is in accordance with the house style for the Building and which shall be first approved by the Landlord acting reasonably such approval not to be unreasonably withheld or delayed

      3.15    COMPLIANCE WITH PLANNING ACTS

              3.15.1 At all time during the Term to comply with the provisions of the Town and Country Planning Acts 1990 and 1991 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990 ("the Planning Acts") so far as they affect or relate to the Demised Premises or the use thereof

              3.15.2 Not without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed to make any application for planning permission in respect of the Demised Premises under the Planning Acts

              3.15.3 If the Landlord gives consent for the making of any application for planning permission then the Tenant shall make such application in his own name on his own behalf and (if so required by the Landlord) also in the

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                      name of and on behalf of the Landlord and any other person for the time being interested in the Demised Premises

              3.15.4 To obtain all other licences approvals of plans permissions and other things necessary for the execution of any permitted works of erection addition or alteration and to comply with all conditions regulations by-laws and other matters prescribed by any competent authority either generally or specifically in respect thereof and to carry out such works at the Tenant's own expense in a good and workmanlike manner to the reasonable satisfaction of the Landlord

              3.15.5 Before commencing any such works to produce to the Landlord all such notices permissions consents licences and other documents relating thereto together with copies for retention by the Landlord

              3.15.6 To allow the Landlord at all reasonable times upon prior written notice to enter upon the Demised Premises both for the purpose of seeing that no unauthorised erections additions or alterations have been made such right to be exercised no more than once every year of the term and for the purpose of seeing that authorised erections additions and alterations are carried out in accordance with any consent given hereunder and any permission granted by any competent authority

              3.15.7 At the Tenant's own expense to remove on demand any erections additions or alterations made in contravention of this Clause or without the requisite permission of any competent authority or in respect of which the permission of any competent authority is withdrawn or lapses and to comply with every order of such authority requiring the removal or other work in connection with such erections additions or alterations and in all

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                      such cases to make good all damage caused by such removal
                      or other work and to restore all parts of the Demised Premises affected thereby to a good and substantial condition and properly decorated

      3.16    STATUTORY REQUIREMENTS

              3.16.1 To comply at the Tenant's own expense with the requirements of every Act of Parliament applicable to the Demised Premises including (but without limiting the generality of the foregoing) the Planning Acts the Offices Shops and Railway Premises Act 1963 the Shops Act 1950 the Clean Air Acts 1956 to 1968 the Factories Acts the Public Health Acts the Health and Safety at Work etc. Act 1974 the Control of Pollution Act 1974 the Fire Precautions Act 1971 and the Environmental Protection Act 1990 (whether the obligation to comply with such requirements be imposed upon the Landlord or the Tenant) and at all times to indemnify the Landlord against any breach or non-observance thereof and against the cost of complying therewith

              3.16.2 Within fourteen days of receipt to give a copy to the Landlord of every permission notice or order or proposal for a notice or order relating to the Demised Premises received by the Tenant from any government department or local or public authority under any statutory powers and without delay to take all necessary steps to comply with such notice or order or (if required by the Landlord) at the request and cost of the Landlord to make or join with the Landlord in making such objections or representations against such notice order or proposal as the Landlord may reasonably require except where the Tenant reasonably considers that any such objection or representation is against the best interests of the Tenant

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              3.16.3  Not to agree to any assessment or valuation of the Demised
                      Premises for rating purposes without the prior written consent of the Landlord and to observe the provisions of the foregoing sub-clause in relation to any notice proposal or assessment for rating purposes

      3.17    NUISANCE

              Not to do or bring anything in or upon the Demised Premises which may in the reasonable opinion of the Landlord be or become a nuisance or cause damage or be prejudicial to the Landlord or to the owners or occupiers of any adjoining or neighbouring property nor to use the Demised Premises for any illegal or immoral purpose

      3.18    OBSTRUCTION

              Not to stand anything in the Common Parts nor otherwise obstruct or damage or litter or use in any unreasonable manner any means of access to the Demised Premises or other parts of the Building

      3.19    REGULATIONS

              To comply with all reasonable regulations from time to time made by the Landlord in its discretion for the good management of the Building and notified in writing to the Tenant including (without limiting the foregoing) keeping the kitchens and toilets in the Common Parts clean and tidy Provided that any such regulations do not interfere with the Tenant's use of or reasonable access to the Demised Premises

      3.20    AUCTIONS, MEETINGS AND RESIDENTIAL USE

              Not to hold any sale by auction public exhibition or political or other meeting on the Demised Premises nor to use the Demised Premises for the purpose of gaming or sleeping or for residential purposes


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      3.21    THE AUTHORISED USE

              3.21.1 Not to use the Demised Premises otherwise than for the Authorised Use provided always that the Tenant hereby acknowledges that no representation is or has prior to the date hereof been given by or on behalf of the Landlord that the Authorised Use is permitted under the Planning Acts

              3.21.2 Notwithstanding any consent which the Landlord may give to any change of use not to change the use of the Demised Premises without (where applicable) obtaining planning permission for such change of use

              3.21.3 Not to have the Demised Premises continuously unoccupied for more than twenty one days without notifying the Landlord

      3.22    USE OF ESCAPE ROUTES

              Not to use except for means of escape from fire or other peril any escape routes over any adjoining premises and to indemnify the Landlord and the owners and occupiers of any other premises in respect of any loss or damage suffered by reason of or arising out of any improper or negligent use thereof by the Tenant its employees agents and visitors

      3.23    INSURANCE

              3.23.1 Not to do or bring anything in or upon the Demised Premises which may render void or voidable any policy of insurance of the Demised. Premises effected by the Landlord or which may render any increased or extra premium payable for such insurance

              3.23.2 To carry out such works to the Demised Premises as may be required by the insurers of the Demised Premises or any competent authority for the

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                      better protection thereof and to take all reasonable
                      precautions against the outbreak of fire in the Demised Premises

              3.23.3 In the event of any damage to or destruction of the Demised Premises to give immediate notice thereof to the Landlord stating whether and to what extent such damage or destruction may be believed or suspected to be due directly or indirectly to any of the Insured Risks

              3.24.4 Not to effect any policy of insurance on the Demised Premises in respect of any of the Insured Risks and in default the Landlord shall be entitled to any insurance proceeds received by or payable to the Tenant

              3.23.5 (Without limiting the generality of the foregoing) not to bring or keep in or on the Demised Premises any dangerous explosive combustible corrosive or offensive material

              3.23.6 If any damage to or destruction of the Demised Premises shall occur due to any of the Insured Risks and (by virtue of a breach of any of the foregoing covenants or otherwise) any insurance proceeds under any insurance effected under the terms of this Lease shall be irrecoverable in whole or in part by reason solely or partly due to any act or default of the Tenant or its servants in the course of their employment and within the Tenant's control then the Tenant will forthwith pay to the Landlord on demand the whole or (as the case may be) the irrecoverable part of the cost (including any costs of site and debris clearance and architects' surveyors' quantity surveyors' engineers' and other professional persons' reasonable and proper fees and incidental expenses) of making good such damage or destruction


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      3.24    ALIENATION

              3.24.1 Not to assign underlet charge or part with possession of or share the occupation of the whole or any part of the Demised Premises save by an assignment or underletting permitted under the following provisions of this Lease

              3.24.2 Not to hold the Demised Premises or any part thereof upon trust for any person other than the Tenant (save that where the Tenant comprises one or more partners in a firm carrying on in good faith business or practice upon the Demised Premises in accordance with the terms hereof then the Tenant may hold the Demised Premises on trust for himself and some or all of his partners in such firm) nor to permit the Lease to be held upon trust by any person other than the Tenant (save as aforesaid)

              3.24.3  Not to assign or underlet part only of the Demised
                      Premises

              3.24.4 Not to assign the whole of the Demised Premises without procuring that

                      3.24.4.1 any intended assignee first enters into direct covenants with the Landlord during the residue of the Term then subsisting or until released pursuant to the Landlord and Tenant (Covenants) Act 1995 to pay the rents hereby reserved and to observe and perform all the covenants and conditions on the Tenant's part herein contained and (where the intended assignee is a firm) procuring that such direct covenants are given jointly and severally by such of its partners as the Landlord may reasonably require

                      3.24.4.2 if reasonably required the Tenant enters into an Authorised Guarantee Agreement guaranteeing the performance of the

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                                covenants and conditions herein contained by the
                                intended assignee incorporating (inter alia) (a) the provisions permitted by section 16(5) of the Landlord and Tenant (Covenants) Act 1995 and (b) the provisions of the Fifth Schedule

              3.24.5 Subject as aforesaid not to assign the whole of the Demised Premises without the prior written licence of the Landlord such licence not to be unreasonably withheld or delayed in the case of a respectable and responsible intended assignee

              3.24.6 Not to underlet the whole of the Demised Premises except by way of deed which shall:-

                      3.24.6.1 contain a prohibition in the same terms as in this lease against the underlessee assigning underletting charging parting with possession or sharing the occupation of the whole or any part of the premises so underlet

                      3.24.6.2 be at the best rent which can reasonably be obtained without taking a fine or premium and in any event at a rent not less than the rent for the time being reserved by this Lease

                      3.24.6.3 be (save as aforesaid) on terms and conditions consistent with the terms and conditions of this Lease

                      3.24.6.4 reserve sums equal to the whole of the Insurance Rent and Service Charge nor to do so without procuring that any intended underlessee first enters into direct covenants with the Landlord to observe and perform all the covenants and conditions (other than as to the payment of rent) to be contained in the proposed underlease in accordance with the foregoing

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                                provisions and (where the intended underlessee
                                is a firm) procuring that such direct covenants are given jointly and severally by such of its partners as the Landlord may reasonably require

                      3.24.6.5 effectively exclude Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 (as amended) with the due authority of an appropriate court order the Tenant giving to the Landlord prior to the grant a copy of such order certified by the Tenant's Solicitors to be a true copy

              3.24.7 Subject as aforesaid not to underlet the whole of the Demised Premises without the prior written licence of the Landlord such licence not to be unreasonably withheld or delayed in the case of a respectable and responsible intended underlessee

              3.24.8 To use all reasonable endeavours at the Tenant's own expense to enforce observance and performance of and not to waive the covenants on the part of an underlessee contained in any underlease granted pursuant to the provisions hereinbefore contained and to consult with the Landlord in respect of any rent reviews under any underleases and not to agree any new rents pursuant to such reviews without the Landlord's prior written approval (such approval not to be unreasonably withheld or delayed)

              3.24.9 Prior to seeking any consent from the Landlord hereunder to supply the Landlord with all such references and financial and other information concerning the intended assignee or underlessee as the Landlord may reasonably require

              3.24.10 Notwithstanding anything contained in this Clause 3.24 the
                      Tenant may share occupation of the Demised Premises with a member of the same group of companies (as defined by Section 42(l) of the Landlord and Tenant Act 1954) of which the Tenant is a member provided that no tenancy is created by such occupation

      3.25    REGISTRATION OF ASSIGNMENTS ETC

              Within one month of every assignment transfer underlease assent or devolution upon death of or relating to the Demised Premises to give notice thereof in writing with particulars thereof to the Landlord or its authorised agent and to deliver to them a certified copy of such assignment transfer underlease assent or the grant of representation under which such devolution arises (as the case may be) and to pay a registration fee of Twenty-Five Pounds (plus Value Added Tax) in respect of each such document

      3.26    DETAILS OF OCCUPATION AND INTERESTS

              Within one month of any demand by the Landlord from time to time in that behalf to notify the Landlord in writing:-

              3.26.1 of the persons in actual occupation or possession of the Demised Premises and of the right in which they are in such occupation or possession and

              3.26.2 of all persons having an interest in the Demised Premises (other than in reversion to the Term) and

              3.26.3 of the terms of all underleases licences or devolutions affecting the Demised Premises

      3.27    NOTICES AND VIEWING FOR SALE OR RE-LETTING

              3.27.1 To permit the Landlord during the last six months of the Term (or earlier if there is reasonable likelihood of the Term being determined within six months) to display on the Demised Premises notices for re-letting the same or for selling the same with vacant possession such notices to be placed in such a position so as not to interfere with the Tenant's business

              3.27.2 Any such notice shall be affixed and retained without interference upon any suitable external parts of the Demised Premises but not so as to obstruct access or the passage of light or air to the Demised Premises

              3.27.3 At all reasonable times of the day and upon reasonable prior notice to the Tenant to permit all persons with authority of the Landlord or its agents to enter and view the Demised Premises but not with such frequency to have an adverse effect on the Tenant's business

      3.28    INSPECTION

              To permit the Landlord at all reasonable times of the day upon reasonable prior written notice but not more than once every six months of the Term to enter the Demised Premises to take schedules and inventories of the fixtures and fittings and also (with or without any valuer appointed to advise on the insurance of the Demised Premises) for the purpose of measuring or valuing the Demised Premises

      3.29    YIELDING UP

              To yield up the Demised Premises at the expiry or sooner determination of the Term with all additions and improvements from time to time made thereto and all fixtures and fittings from time to time affixed therein or thereupon (other than tenant's trade fixtures and fittings) in such condition as shall be in accordance with the covenants hereinbefore contained and in accordance with the covenants or conditions contained in or imposed by any licence or consent granted by the Landlord hereunder and in the event that any alterations or additions shall have been made to the Demised Premises during the Term if reasonably required by the Landlord (but not otherwise) to reinstate the Demised Premises to the state and condition thereof prior to the making of such alterations or additions and to remove from the Demised Premises and to make good all damage caused to the Demised Premises by such removal and by the removal of any tenant's fixture and fittings or any furnishings or effects belonging to the Tenant

      3.30    REMOVAL OF PROPERTY AFTER DETERMINATION OF TERM

              If after the Tenant has vacated the Demised Premises after the determination of the Term any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within seven days after being given notice to do so by the Landlord then the Landlord shall be entitled (and for such purpose is hereby appointed agent of the Tenant) on behalf of the Tenant to sell such property or where reasonable dispose of it for no monetary gain and shall hold the proceeds of such sale (after deducting the costs and expenses of removal storage and sale reasonably and properly incurred in connection therewith) to the order of the Tenant

      3.31    WORKS TO ADJOINING PREMISES

              To permit the Landlord at any time during the Term to make alterations or additions to any other part (including the Common Parts) of the Building (but not so as to prevent access to or egress from the Demised Premises or the running of the Tenant's business at the Demised Premises ) and to execute works make erections on rebuild alter or develop any land or building belonging to the Landlord adjoining or near to the Demised Premises and to use the same in each case as the Landlord may think fit notwithstanding any interference with or diminution of the passage of light or air to the Demised Premises in each case provided no other reasonable way of carrying out these works and the right to be exercised so as to cause as little adverse effect as possible to the Tenant's business and all damage caused to be made good to the Tenant's reasonable satisfaction.

      3.32    ACCESS TO SERVICE MEDIA

              Not knowingly to prevent access to or to interfere with the Service Media running in or under or through the Demised Premises as serve other parts of the Building or other adjacent premises and to permit the Landlord and the owners and occupiers of such premises at all reasonable times on reasonable prior notice (or at any time without notice in cases of emergency) to enter the Demised Premises for repairing maintaining renewing altering connecting or cleansing of any other parts of the Building or any adjacent premises or any Service Media serving the same or for installing Service Media which can conveniently be laid through the Demised Premises the persons exercising such rights doing so in a reasonable manner progressing all works with reasonable expedition and causing as little disturbance as possible and making good all damage thereby caused to the Demised Premises

      3.33    REMOVAL OF TENANTS FIXTURES ETC

              If for the purpose of exercising its rights under the foregoing sub-clause the Landlord shall reasonably require the removal of any of the Tenant's fixtures fittings furniture goods or effects from any part of the Demised Premises then forthwith upon receiving a written request to do so the Tenant shall at its own expense remove the same and if the Tenant shall fail to do so then the Landlord may do so taking reasonable care

      3.34    OTHER RIGHTS OF ENTRY

              To permit the Landlord and all other authorised persons to enter the Demised Premises in accordance with the provisions of the Third Schedule

      3.35    EASEMENTS

              To take all reasonable steps to prevent any encroachment upon the Demised Premises or the acquisition of any right to light air drainage or other easement over upon or under the Demised Premises or the loss of any right or easement of light air or drainage or otherwise which the Demised Premises may have at the date hereof over any other property and forthwith to give notice to the Landlord and at the Tenant's own cost to do all such things as may be required by the Landlord for preventing the making of such encroachment or the acquisition or loss (as the case may be) of such right or easement

      3.36    COVENANTS AFFECTING THE REVERSION

              To observe and perform (so far as they may affect the Demised Premises and are not the responsibility of any other person under the express terms of this Lease) all covenants conditions and restrictions (if any) to which any reversions immediately or mediately expectant hereon may be subject

      3.37    NOTICE TO LANDLORD

              To give notice as soon as reasonably practicable after becoming aware of the same to the Landlord of any material disrepair or other matter which the Landlord is liable to remedy under the Landlord's covenants hereinafter contained

      3.38    COSTS OF NOTICES

              To pay on a full indemnity basis all reasonable and proper costs charges and expenses (including legal costs surveyors fees and other professional charges) which may be incurred by the Landlord or its agents:-

              3.38.1 in or in contemplation of any application made at the request of the Tenant to any planning or other competent authority or any application by the Tenant to the Landlord for any consent pursuant to the covenants in this

                      Lease contained (whether consent or approval is granted or refused and even if the application is withdrawn)

              3.38.2 for the purpose of or incidental to or in reasonable contemplation of the preparation service and enforcement of any notice under sections 146 and 147 of the Law of Property Act 1925 or under the Leasehold Property (Repairs) Act 1938 (as amended by the Landlord and Tenant Act 1954) or any schedule of dilapidations or other notice schedule or demand (whether of a like nature or not) which the Landlord may reasonably require to be given under the provisions of this Lease and whether or not the same are served during or within three months of the end or sooner determination of the Term and notwithstanding that forfeiture (if applicable) is avoided otherwise than by relief granted by the Court

              3.38.3 incidental to or in contemplation of the preparation and service of any notices under Section 17 of the Landlord and Tenant (Covenants) Act 1995

      3.39    VALUE ADDED-TAX

              3.39.1 Where any rent or other sum payable by the Tenant hereunder is liable to Value Added Tax to pay such tax

              3.39.2 Where any costs incurred by the Landlord are to be repaid by the Tenant under the terms of this Lease, to repay any Value Added Tax paid by the Landlord in respect of those costs except to the extent (if any) to which the Landlord is able to recover such Value Added Tax as input tax

      3.40    INDEMNITY

              To keep the Landlord fully and effectively indemnified from and against all proper liabilities costs claims proceedings actions and expenses (whether in respect of physical or financial loss or any injury to or the death of any person or damage to any property moveable or immoveable or the infringement disturbance or destruction of any right or easement or otherwise) arising directly or indirectly out of or in respect of:-

              3.40.1 any unauthorised use or occupation of the Demised Premises or

              3.40.2 the execution of any works upon the Demised Premises other than by the Landlord or the Landlord's servants or agents or

              3.40.3  the state and condition of the Demised Premises or

              3.40.4 any act or default of the Tenant its agents employees or visitors or

              3.40.5 any matters arising out of the provisions of the Defective Premises Act 1972 or

              3.40.6 any leakage from or overflowing of pipes tanks closets or Service Media in or forming part of the Demised Premises except only insofar as the same may be the direct responsibility of the Landlord under the express terms of this Lease or may be insured against by the Landlord under the terms of this Lease

4.    LANDLORD'S COVENANTS

      The Landlord HEREBY COVENANTS with the Tenant for so long as the reversion immediately expectant on the determination of the Term is vested in it:-

      4.1     QUIET ENJOYMENT

              That the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on the Tenant's part herein contained shall peaceably hold and enjoy the Demised Premises during the Term without any interruption (except as herein provided) by the Landlord or any person rightfully claiming under or in trust for it

        4.2     INSURANCE

        To insure (and if the Landlord so requires through the Landlord's own agency) and (unless and for the period the insurance so effected shall become void through or by reason of any act or omission of the Tenant or any servant or agent of the Tenant) to keep insured the Building from loss or damage by the Insured Risks with insurers or underwriters of repute in the full reinstatement cost of the Building as advised by a competent surveyor including the cost of site and debris clearance and architects' surveyors' quantity surveyors' engineers' and all other necessary professional persons' fees (including Value Added Tax on all such costs and fees) and incidental expenses consequent upon such loss or damage and against three years loss of rent from the Demised Premises consequent upon any such loss or damage and against third party liability public liability and property owners liability and in the event of damage or destruction due to any such risks forthwith (as soon as the necessary labour materials and permits are obtained) to lay out in rebuilding and reinstatement all moneys received under or by virtue of any such insurance (other than moneys received in respect of loss of rent or third party or public liability) and make good any deficiency out of the Landlord's own monies

        PROVIDED ALWAYS that if the whole or a substantial part of the Demised Premises shall be destroyed or damaged as aforesaid and if rebuilding or reinstatement shall be rendered impossible or unlawful by virtue of the provisions of any Act of Parliament or shall otherwise be frustrated or if the Demised Premises shall not have been rebuilt or reinstated within two years after the occurrence of such destruction or damage then either the Landlord assuming it has made all reasonable attempts to reinstate or the Tenant may serve not less than six months' written notice upon the other to determine this Lease and upon the giving of any such notice the Landlord's obligations as to rebuilding or reinstatement shall be discharged and upon the expiration of any such notice the Term shall absolutely determine but without prejudice to the rights and remedies of either party in respect of any antecedent breach of covenant and in each such case the insurance monies shall be paid to and belong beneficially to the Landlord

        4.3     MAINTENANCE

        To use all reasonable endeavours to perform the obligations and provide the services set out in Part I of the Fourth Schedule

        4.4     RESERVE FUND

        As and when the Landlord thinks fit to set aside as a reserve such sums of money as the Landlord shall reasonably require to meet future costs which the Landlord reasonably expects to incur under this Lease in carrying out work (not annually recurring) of replacement maintenance repair redecoration and renewal and for the purpose of the Fourth Schedule the sum set aside under this clause shall be treated as an item of expenditure incurred by the Landlord

5       PROVISOS

        PROVIDED ALWAYS and IT IS HEREBY AGREED AND DECLARED that:-

        5.1     CESSER OF RENT

        From and after any destruction of or damage to the Demised Premises from any of the Insured Risks then (unless such insurance shall have been vitiated or the policy moneys refused in whole or in part due to any act or default of the Tenant or its servants or agents) the rents hereby reserved or a proper proportion thereof according to the nature and extent of the injury sustained shall forthwith cease to be payable by the Tenant until the Demised Premises shall have been rebuilt or reinstated as aforesaid or until the expiration of three years from the occurrence of such destruction or damage (whichever is the earlier)

5.2     DISPUTES

        Any dispute relating to the provisions of Clause 5.1 of this Lease shall be referred to the determination of an independent surveyor to be appointed by the parties jointly or (in default of joint appointment) at the request of either party by the President for the time being of the Royal Institution of Chartered Surveyors and such surveyor shall act as an arbitrator in accordance with the Arbitration Act 1996

5.3     COMPENSATION

        The provisions for compensation contained in Section 37 of the Landlord & Tenant Act 1954 shall not apply to the tenancy hereby created except in the events specified in Section 38(2) of that Act

5.4     RE-ENTRY

        Without prejudice to any other remedy or power of the Landlord if the rents hereby reserved or any part thereof shall at any time be unpaid for twenty-one days after becoming payable (whether lawfully demanded or not) or if the covenants on the Tenant's part herein contained shall not be materially performed or observed or if the Tenant shall become bankrupt or make any assignment for the benefit of creditors or enter into an agreement or make any arrangement with creditors for the liquidation of debts by composition or otherwise or suffer any distress or process of execution to be levied upon its goods or if the Tenant is a company and shall enter into liquidation whether voluntary or compulsory (save for the purpose of reconstruction or amalgamation not involving a material reduction in net tangible assets) or shall have a receiver administrator or administrative receiver appointed over any of its assets and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach of the Tenant's covenants herein contained

5.5     DISTRESS

        Without prejudice to any other remedy or power of the Landlord if the rents hereby reserved or any part thereof shall at any time be unpaid for 21 days after becoming payable (whether lawfully demanded or not) the Landlord may enter the Demised Premises and distrain upon all goods (including tenant's fixtures and fittings and other things not ordinarily distrainable) found therein or thereupon and sell the same and (so far as may be permitted by law) apply the proceeds thereof in payment of all costs expenses and commissions incurred in respect of such sale and any balance in or towards payment of such unpaid rent or rents

5.6     AVOIDANCE OF WAIVER

        That each of the Tenant's covenants herein contained shall remain in full force both at law and in equity unless the Landlord shall have expressly waived or released the same

5.7     LIMITS ON TENANT'S REPAIR

        The Tenant shall not be liable to repair or otherwise remedy any damage to the Demised Premises caused by any of the Insured Risks except where payment of the policy moneys is refused in whole or in part due to any act or omission of the Tenant or its servants or agents or licensees or sub-tenants

5.8     EXCLUSION OF ADDITIONAL RIGHTS

        The Tenant shall not be or become entitled by long user prescription implication or otherwise to any right to light air or drainage or other right easement or quasi-easement whatsoever over or from any other premises nor to any covenant or obligation or additional service on the part of the Landlord except as expressly provided by this Lease

5.9     EXCLUSION OF MUTUAL ENFORCEABILITY OF COVENANTS

        Notwithstanding that the Landlord may from time to time grant other leases in the same form as or in similar form to this Lease the covenants therein contained shall not be enforceable by the Tenant nor shall the covenants contained in this Lease be enforceable by other tenants of the Landlord nor shall the Demised Premises or any adjacent premises of the Landlord be or be deemed to be the subject of a building scheme and the Landlord shall be free to grant other leases in such form and for such purposes as it shall desire

5.10    NOTICES

        5.10.1  Any notice under this Lease shall be in writing

        5.10.2 Any notice to the Tenant shall be sufficiently served if served in any of the following manners:-

                5.10.2.1 addressed to the Tenant (either by name or by the description "The Tenant" without any name) and left at the Demised Premises

                5.10.2.2 addressed to the Tenant and sent to the Tenant by post to or left at the Tenant's last known address in Great Britain

                5.10.2.3 addressed to the Tenant and sent to the Tenant by post to or left at the Tenant's registered office (if any)

                5.10.3 Any notice to the Landlord shall be sufficiently served if addressed to the Landlord and sent by post to or left at its last known address in Great Britain or (if the Landlord is a company) to or at its registered office

                5.10.4 Any notice to any person who shall be a surety under this Lease or who shall hereafter give direct covenants as surety under any deed of licence or covenant entered into pursuant to sub-clause 3.24 of this Lease shall be sufficiently served if addressed to such person and sent by post to or left at his address as stated in this Lease or in the said deed (as the case may be) or to or at such other address as such person may have notified to the Landlord in writing for such purpose

                5.10.5 Any notice to a party that comprises two or more persons shall be sufficiently served on all such persons if addressed to all of them and served on any one of them

                5.10.6 In addition to the aforesaid methods of service the regulations contained in section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply and the provisions thereof and of this clause shall apply equally to any notice in respect of the Demised Premises served under the Landlord and Tenant Act 1954 as to any notice served under the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938 or any notice served under the express provisions of this Lease

        5.11    PROCEEDINGS

                The Tenant hereby submits to the non-exclusive jurisdiction of the English courts and hereby agree that any proceedings arising under or relating to this Lease or the Demised Premises may be served upon the Tenant by delivery at the Demised

                Premises or at such other address in England (if any) as the Tenant may from time to time notify to the Landlord in writing for this purpose

        5.12    POWER TO APPOINT AGENTS

                Where the Landlord has the right or obligation to serve a notice demand or certificate or to enter the Demised Premises for any purpose such right or obligation may be exercised by a surveyor or agent authorised to act on the Landlord's behalf and (in the case of entry) if appropriate with workmen materials and equipment

        5.13    INTERRUPTION OF SERVICES

                The Landlord shall not be liable for any loss damage or inconvenience suffered by the Tenant or any employees agents licensees or visitors of the Tenant (either personally or to property including the Demised Premises) caused by:-

                5.13.1 any failure or default in the lighting or heating of the Demised Premises or the Common Parts

                5.13.2 any failure or defect in the working of any lift which the Tenant may be entitled to use as aforesaid

                5.13.3 any interruption of the supply or passage of water or other services to which the Tenant may be entitled hereunder or the bursting or overflowing of or any defect in any pipes wires cisterns or other Service Media save to the extent to which the same may be insured against by the Landlord and provided that the Landlord shall use all reasonable endeavours to remedy any such interruption or failure of services as soon as practicable

        5.14    AGREEMENT FOR LEASE

                It is hereby certified that this Lease is not pursuant to an agreement for lease

        5.15    NEW TENANCY

                This Lease is a new tenancy for the purposes of the Landlord & Tenant (Covenant) Act 1995

6       EXCLUSION OF LANDLORD AND TENANT ACT 1954

                By authority of an Order of the Mayor's and City of London Court dated the 11th day of March 1999 Sections 24 to 28 (as amended) of the Landlord and Tenant Act 1954 do not apply to this Lease

EXECUTED as a deed the day and year first before written